                                                                    EXHIBIT 23.6

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the reference to our firm and to our report effective December 31, 1994; December 31, 1995; and December 31, 1996, in the Annual Report on Form 10-K of Ocean Energy, Inc., incorporated by reference into the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of Ocean Energy, Inc. to be filed with the Securities and Exchange Commission on or about January 8, 1998.

                                         NETHERLAND, SEWELL & ASSOCIATES, INC.

                                                /s/ FREDERIC D. SEWELL
                                         ---------------------------------------
                                         Frederic D. Sewell
                                         President

Dallas, Texas
January 7, 1998